IMMEDIATE RELEASE                           April 26, 2005
         CONTACTS:
         Brent Larson,                               Tim Ryan,
         Vice President / CFO                        The Trout Group
         614 793 7500                                212 477 9007
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            NEOPROBE RECEIVES CELLULAR THERAPY TECHNOLOGY ASSESSMENT
        Positive Technology Review and Clinical Recommendations Received

      DUBLIN, Ohio--(BUSINESS WIRE)--April 26, 2005--Neoprobe Corporation (OTCBB:NEOP), a diversified developer of innovative oncology and cardiovascular surgical and diagnostic products, today announced that its subsidiary, CIRA Biosciences, Inc. (CIRA Bio), has received an independent technology assessment report on its activated cellular therapy (ACT) technology. The recently completed assessment was performed by the Battelle Memorial Institute (Battelle) for the purpose of reviewing the cell processing procedures and manufacturing processes used by CIRA Bio in earlier ACT clinical trials that provided positive clinical results. The Battelle report indicates that the ACT cell processing technology would be commercially feasible and reproducible with CIRA Bio's implementation of the recommended Battelle process and procedure development initiatives.

      In addition to evaluating the technology's commercial manufacturing feasibility, Battelle identified a number of laboratory processing and handling procedures that could be consolidated thereby improving cell processing efficiency and potentially reducing processing costs. The Battelle assessment also made a number of observations and specific recommendations concerning the next phases of development for the manufacturing process. Following are some of the more significant observations:

      -- The cell harvesting machine used in the earlier ACT clinical studies is no longer available. New cell harvesting machine alternatives have already been identified but must be qualified for use in the ACT process.

      -- Battelle is prepared to develop a proprietary device for CIRA Bio to extract and transport cells from patient lymph nodes.

      -- All reagents and media used in the cell expansion process were found to be commercially available.

      -- New Standard Operating Procedures, batch record procedures and manufacturing processes should be developed and validated prior to further clinical studies.

      In addition to reviewing the technology assessment, CIRA Bio's scientific advisors recently met to recommend a strategy for the next clinical studies for ACT. The advisors recommend that it would be appropriate to initiate a Phase II study under Neoprobe's corporate investigational new drug (IND) application for end-stage colorectal cancer and to initiate a separate Phase I study for pancreatic cancer. In addition, CIRA Bio's viral disease consultants have recommended that the technology should be evaluated in African-American hepatitis C patients because of the significant difference in treatment efficacy rates of currently utilized treatment methods between African-American and Caucasian patients. Finally, the clinicians who evaluated the technology in patients with chronic fatigue syndrome (CFS) are seeking institutional clearances to complete a five-year follow-up on the treated patients who responded to the ACT therapy (73% of treated patients). If the long-term follow-up results are positive, the clinicians recommended that a Phase II study in CFS patients under the Neoprobe IND be pursued.

      John L. Ridihalgh, Ph.D., CIRA Bio's Chief Scientific Officer and Interim President & CEO, said, "The completion of the Battelle assessment and the related cell processing recommendations were important development milestones, which combined with the earlier IND assessment of the technology, confirms our belief that ACT represents a commercially viable cellular therapy process. The recommendations of our clinical advisors are consistent with the Phase I clinical trials completed in oncology, HIV/AIDS, and chronic fatigue syndrome that have all shown patient benefit. We are in the process of establishing collaborations that will allow us to begin clinical evaluations as funding is available. We are eager to advance this technology and to bring it to benefit patients as it was intended. Shortcomings in other more generalized therapy approaches that have recently been identified, particularly in the oncology arena, may heighten the interest in patient-specific therapy approaches such as ACT."

      About Battelle

      Battelle is a recognized leader in providing contract science and technology solutions to the healthcare industry. Headquartered in Columbus, Ohio, it provides research and development services and manages laboratories for customers. Using its established core competencies in biotechnology, medical device engineering, and product development, Battelle helps customers build manufacturing capability by creating customized solutions for commercial scale production and delivery of cell-based therapies.

      About CIRA Bio

      CIRA Bio has been formed to explore the development of patient specific cellular therapies that have shown positive clinical responses in a variety of disease settings. CIRA Bio combines Neoprobe's Activated Cellular Therapy (ACT) technology for patient specific oncology treatment with similar technology licensed from CIRA LLC for treating viral (HIV/AIDS and hepatitis) and autoimmune diseases. With the completion of the strategic assessment of the technology and the development of a clinical program, CIRA Bio plans to raise capital to support the formalre-activation of development activities surrounding these technologies.

      About Neoprobe

      Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neo2000(R) line of gamma detection systems that are widely used by cancer surgeons and is commercializing the Quantix(R) line of blood flow measurement products developed by its subsidiary, Cardiosonix Ltd. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek(TM) and RIGScan(R) CR. Neoprobe's recently formed subsidiary, CIRA Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe's strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions.

      Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company's plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company's products are forward-looking statements The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's continuing operating losses, uncertainty of market acceptance of its product, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company's most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.